77C: Submission of matters to a vote of security holders

    The Special Meeting of Shareholders of the Trust was held on August 15, 2006 pursuant to notice given to all shareholders of record of the Trust at the close of business on June 5, 2006. At the Special Meeting, shareholders were asked to approve the following:

Proposal 1.
     To approve a proposed new management agreement between the Trust, on behalf of each Fund, and BlackRock Institutional Management Corporation, as described in the proxy statement for
the Special Meeting.   With respect to Proposal 1, the shares of
the Funds were voted as follows:


                        Shares                  Shares
                        Outstanding             Represented
Fund                    At Record Date          At Meeting


TempFund                32,654,150,958          16,855,979,186
TempCash                13,069,863,029           6,877,897,482
FedFund                  3,322,283,028           1,760,410,427
T-Fund                   4,270,521,010           2,516,978,633
Federal Trust Fund         119,688,292             107,704,183
Treasury Trust Fund      1,124,499,661             792,157,669
MuniFund                 2,710,863,421           1,707,991,525
MuniCash                 1,161,738,515             927,779,434
California Money Fund      892,688,054             457,514,454
New York Money Fund        506,491,832             266,499,354


Fund                       For          Against       Abstain

TempFund             15,992,105,817   24,450,087    839,423,282
TempCash              6,824,080,456    6,421,443     47,395,583
FedFund               1,749,766,692    3,199,315      7,444,421
T-Fund                2,490,611,874    4,134,212     22,232,547
Federal Trust Fund      102,483,642            0      5,220,541
Treasury Trust Fund     792,025,337       62,699         69,633
MuniFund              1,701,706,344    3,628,728      2,656,453
MuniCash                927,746,179            0         33,255
California Money Fund   388,169,854   50,345,841     18,998,759
New York Money Fund     262,188,563    4,003,851        256,931